Exhibit 99.1

Skout, Inc. and Subsidiary Consolidated Financial Statements December 31, 2015 and 2014

Skout, Inc. and Subsidiary
Table of Contents December 31, 2015 and 2014

Independent Auditors’ Report

Board of Directors
Skout, Inc. and Subsidiary

We have audited the accompanying consolidated financial statements of Skout, Inc. and Subsidiary, which comprise the consolidated balance sheet as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive loss, changes in stockholders’ equity, and cash flows for the years ended December 31, 2015 and 2014, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Skout, Inc. and Subsidiary as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years ended December 31, 2015 and 2014 in accordance with accounting principles generally accepted in the United States of America.

Philadelphia, Pennsylvania
June 29, 2016

Skout, Inc. and Subsidiary
Consolidated Balance Sheet
December 31, 2015 and 2014

	2015	2014

Assets

Current Assets
Cash and cash equivalents	$4,162,024	$5,175,087
Accounts receivable, net	4,565,628	4,308,648
Prepaid expenses and other current assets	472,939	443,286

Total current assets	9,200,591	9,927,021

Restricted Cash	411,408	475,909

Deferred Income Taxes	24,786	8,080

Property and Equipment, Net	753,953	1,249,554

Total assets	$10,390,738	$11,660,564

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$1,471,077	$1,512,946
Accrued expenses and other current liabilities	1,155,982	88,186
Deferred revenue	96,835	82,900
Deferred rent	44,288	29,056

Total current liabilities	2,768,182	1,713,088

Deferred Rent, Net of Current Portion	42,441	86,729

Total liabilities	2,810,623	1,799,817

Stockholders' Equity
Convertible preferred stock series 1, no par value; 1,666,662 shares authorized, issued and outstanding (aggregate liquidation preference of $999,997)	999,997	999,997
Convertible preferred stock series 2, no par value; 2,566,154 shares authorized, issued and outstanding (aggregate liquidation preference of $3,578,758)	1,641,828	1,641,828
Convertible preferred stock series A, no par value; 9,542,785 shares authorized, issued and outstanding (aggregate liquidation preference of $22,749,999)	22,749,999	22,749,999
Common stock, no par value; 31,000,000 shares authorized; 11,075,311 and 11,035,913 shares issued and outstanding at December 31, 2015 and 2014, respectively	1,587,786	1,557,844
Stockholders' loans receivable	(2,901,026)	(2,871,165)
Additional paid-in-capital	1,974,525	1,746,510
Accumulated deficit	(18,449,853)	(15,955,255)
Accumulated other comprehensive loss	(23,141)	(9,011)

Total stockholders' equity	7,580,115	9,860,747

Total liabilities and stockholders' equity	$10,390,738	$11,660,564

See notes to consolidated financial statements

Skout, Inc. and Subsidiary
Consolidated Statement of Comprehensive Loss
Years Ended December 31, 2015 and 2014

	2015	2014

Net Revenue	$23,785,739	$19,676,352

Operating Expenses
Sales and marketing	11,734,479	8,943,725
Product development and content	7,346,121	7,943,534
General and administrative	6,748,002	5,110,449
Depreciation and amortization	502,997	506,250

Total operating expenses	26,331,599	22,503,958

Loss from operations	(2,545,860)	(2,827,606)

Other Income (Expense)
Interest income	31,989	33,365
Foreign exchange loss	(16,492)	(2,421)
Other, net	21,045	358

Total other income, net	36,542	31,302

Loss before income taxes	(2,509,318)	(2,796,304)

Income Tax Expense	14,720	(19,444)

Net loss	(2,494,598)	(2,815,748)

Other Comprehensive Loss
Foreign currency translation adjustment	(14,130)	(9,503)

Comprehensive loss	$(2,508,728)	$(2,825,251)

See notes to consolidated financial statements

Skout, Inc. and Subsidiary
Consolidated Statement Of Changes In Stockholders' Equity
Years Ended December 31, 2015 and 2014

												Accumulated
	Capital Stock								Stockholders'	Additional		Other
	Preferred Series 1		Preferred Series 2		Preferred Series A		Common		Loans	Paid-In	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Loss	Total

Balance, December 31, 2013	1,666,662	$999,997	2,566,164	$1,641,828	9,542,785	$22,749,999	10,947,289	$1,530,156	$(2,841,613)	$1,524,638	$(13,139,507)	$492	$12,465,990

Share-based compensation	-	-	-	-	-	-	-	-	-	221,872	-	-	221,872

Exercise of stock options	-	-	-	-	-	-	88,624	27,688	-	-	-	-	27,688

Interest on stockholders' loans receivable	-	-	-	-	-	-	-	-	(29,552)	-	-	-	(29,552)

Net loss	-	-	-	-	-	-	-	-	-	-	(2,815,748)	-	(2,815,748)

Other comprehensive loss	-	-	-	-	-	-	-	-	-	-	-	(9,503)	(9,503)

Balance, December 31, 2014	1,666,662	999,997	2,566,164	1,641,828	9,542,785	22,749,999	11,035,913	1,557,844	(2,871,165)	1,746,510	(15,955,255)	(9,011)	9,860,747

Share-based compensation	-	-	-	-	-	-	-	-	-	228,015	-	-	228,015

Exercise of stock options	-	-	-	-	-	-	39,398	29,942	-	-	-	-	29,942

Interest on stockholders' loans receivable	-	-	-	-	-	-	-	-	(29,861)	-	-	-	(29,861)

Net loss	-	-	-	-	-	-	-	-	-	-	(2,494,598)	-	(2,494,598)

Other comprehensive loss	-	-	-	-	-	-	-	-	-	-	-	(14,130)	(14,130)

Balance, December 31, 2015	1,666,662	$999,997	2,566,164	$1,641,828	9,542,785	$22,749,999	11,075,311	$1,587,786	$(2,901,026)	$1,974,525	$(18,449,853)	$(23,141)	$7,580,115

See notes to consolidated financial statements

Skout, Inc. and Subsidiary
Consolidated Statement of Cash Flows
Years Ended December 31, 2015 and 2014

	2015	2014

Cash Flows from Operating Activities
Net loss	$(2,494,598)	(2,815,748)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	502,997	506,250
Share-based compensation	228,015	221,872
Deferred income taxes	(19,369)	(6,222)
Interest income on stockholders' loans receivables	(29,861)	(29,552)
Changes in assets and liabilities:
Accounts receivable	(256,981)	(566,528)
Prepaid expenses and other current assets	(34,965)	(173,815)
Accounts payable	(41,868)	402,061
Accrued expenses and other current liabilities	1,074,523	13,721
Deferred revenue	13,935	(46,830)
Deferred rent	(29,056)	(13,714)

Net cash used in operating activities	(1,087,228)	(2,508,505)

Cash Flows from Investing Activities
Increase (decrease) in restricted cash	64,501	(1,326)
Purchase of property and equipment	(15,423)	(177,903)

Net cash provided by (used in) investing activities	49,078	(179,229)

Cash Flows from Financing Activities
Proceeds from exercise of stock options	29,942	27,688

Net cash provided by financing activities	29,942	27,688

Effect of Exchange Rate Changes on Cash	(4,855)	(2,093)

Net decrease in cash	(1,013,063)	(2,662,139)

Cash and Cash Equivalents, Beginning	5,175,087	7,837,226

Cash and Cash Equivalents, Ending	$4,162,024	$5,175,087

Supplementary Cash Flow Information

Cash paid for foreign income taxes	$1,720	$13,578

See notes to consolidated financial statements

Skout, Inc. and Subsidiary
Notes to Consolidated Financial Statements December 31, 2015 and 2014

1.	Description of Business and Summary of Significant Accounting Policies

Skout, Inc. (the “Company”) is a location-based social network for meeting new people both on the web and on mobile platforms, including on iPhone, Android, iPad and other tablets that facilitate interactions among users and encourages users to connect with each other. The Company monetizes through advertising, in-app purchases, and paid subscriptions. The Company provides users with access to an expansive, multilingual menu of resources that promote social interaction, information sharing and other topics of interest. The Company offers online marketing capabilities, which enable marketers to display their advertisements in different formats and in different locations. The Company works with its advertisers to maximize the effectiveness of their campaigns by optimizing advertisement formats and placement.

Principles of Consolidation

The consolidated financial statements include the accounts of Skout, Inc. and its wholly owned subsidiary, Skout Chile (“Chile”). All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company earns revenue from the display of advertisements on its website and mobile apps, primarily based on cost per thousand model. The Company recognizes revenue in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification (“ASC”) 605, Revenue Recognition, and ASC 605-45 Principal Agent Considerations. Revenue from internet advertising on the Company’s website and mobile apps are generally recognized on a net basis, since the majority of its advertising revenues come from advertising agencies. The guidance provides indicators for determining whether “gross” or “net” presentation is appropriate. While all indicators should be considered, the Company believes that whether they acted as a primary obligor in its agreements with advertising agencies is the strongest indicator of whether gross or net revenue reporting is appropriate.

Skout, Inc. and Subsidiary
Notes to Consolidated Financial Statements December 31, 2015 and 2014

The Company recognizes revenue net of amounts retained by third party entities, pursuant to revenue sharing agreements with advertising networks for advertising. The Company weighs the merits of two key factors: (1) the Company performed a service for a fee, similar to an agent or a broker and (2) the Company was involved in the determination of product or service specifications. The Company focused on the substance of the agreements and determined that net presentation was representationally faithful to the substance, as well as the form, of the agreements. The form of the agreements was that the Company provided services in exchange for a fee. In addition, the Company has no latitude in establishing price, and the advertising agencies were solely responsible for determining pricing with third party advertisers. The Company determined only the fee for providing the services to advertising agencies.

In instances in which the Company works directly with an advertiser, revenue from these arrangements is recognized on a gross basis. The Company is the primary obligor in arrangements made with direct advertisers, as there is no third party facilitating or managing the sales process. The Company is solely responsible for determining price, product or service specifications, and which advertisers to use. The Company assumes all credit risk in the sales arrangements made with direct advertisers.

During the years ended December 31, 2015 and 2014, the Company’s revenue was generated from two principal sources: revenue earned from the sales of advertising on the Company’s website and mobile applications and in-app products, including subscriptions and the sale of credits to purchase the Company’s virtual products.

Advertising Revenue

Approximately 86% and 80% of the Company’s revenue came from advertising during the years ended December 31, 2015 and 2014, respectively.

In-App Purchases Revenue and Deferred Revenue

Approximately 14% and 20% of the Company’s revenue came from in-app purchases and subscriptions during the years ended December 31, 2015 and 2014, respectively.

The Company's in-app products are not transferable, cannot be sold or exchanged outside the Company’s platform, are not redeemable for any sum of money, and can only be used for virtual products sold on the Company' platform. In-app products are recorded in deferred revenue when purchased and recognized as revenue when: (i) the credits are used by the customer; or (ii) the Company determines the likelihood of the credits being redeemed by the customer is remote and there is not a legal obligation to remit the unredeemed credits to the relevant jurisdiction. For subscription based products, the Company recognizes revenue over the term of the subscription.

Skout, Inc. and Subsidiary
Notes to Consolidated Financial Statements December 31, 2015 and 2014

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash and cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. Cash equivalents consist of money market account balances of $2,236,263 and $4,785,720 at December 31, 2015 and 2014, respectively.

Restricted Cash and Letter of Credit

Restricted cash consists primarily of a certificate of deposit that is required as security for a letter of credit in connection with the lease of the Company’s United States (“U.S.”) facility. The available letter of credit was $400,660 at December 31, 2015.

Accounts Receivable and Allowance for Doubtful Accounts

The Company extends credit on a non-collateralized basis to both United States and international customers. The Company extends credit to customers in the normal course of business and maintains an allowance for doubtful accounts resulting from the inability or unwillingness of customers to make required payments. Management determines the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. The Company prepares an analysis of its ability to collect outstanding receivables that provides a basis for an allowance estimate for doubtful accounts.

Based on this evaluation, the Company maintains an allowance for doubtful accounts receivable and credits based on historical experience and other information available to management. Credits historically represent less than 1% of the related revenues. The fees associated with display advertising are often based on "impressions," which are created when the ad is viewed. The amount of impressions often differs between non-standardized tracking systems, resulting in credits on some payments. Differences between ad serving platforms with respect to impressions are primarily due to lag time between serving of advertising and other technical differences.

The Company has recorded an allowance for doubtful accounts receivable and credits of $32,207 and $46,063 at December 31, 2015 and 2014, respectively.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. The cost of improvements that extend the life of property and equipment are capitalized. All ordinary repair and maintenance costs are expensed as incurred. When capitalized assets are retired or sold, the cost and related accumulated depreciation or amortization are removed from the accounts, with any gain or loss reflected in operations. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets as follows:

Years

Servers and computer equipment	3 to 5
Office furniture and equipment	5
Leasehold improvements	Lease term

Skout, Inc. and Subsidiary
Notes to Consolidated Financial Statements December 31, 2015 and 2014

Long-Lived Assets

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an analysis is necessitated by the occurrence of a triggering event, the Company compares the carrying amount of the asset with the estimated future undiscounted cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds the estimated expected undiscounted future cash flows, the Company measures the amount of the impairment by comparing the carrying amount of the asset with its estimated fair value. For the years ended December 31, 2015 and 2014, the Company determined that no impairment charge was necessary.

Foreign Currency

The functional currency of Chile is the local currency. The financial statements of Chile are translated to U.S. dollars using period-end rates of exchange for assets and liabilities and average rates of exchange for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive loss as a component of stockholders' equity. Net gains and losses resulting from foreign exchange transactions are included in other income (expense).

Significant Customers and Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company invests excess cash in high-quality, liquid money market instruments maintained by major U.S. banks and financial institutions. The Company has not experienced any losses on its cash equivalents.

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company has no history of significant losses from uncollectible accounts. During the year ended December 31, 2015, two customers comprised approximately 40% of total revenue and, as of December 31, 2015, three customers comprised approximately 58% of total accounts receivable. During the year ended December 31, 2014, two customers comprised approximately 37% of total revenue and, as of December 31, 2014, two customers comprised approximately 41% of total accounts receivable.

The Company does not expect its current or future credit risk exposures to have a significant impact on its operations. However, there can be no assurance that the Company's business will not experience any adverse impact from credit risk in the future.

Deferred rent

The Company recognizes escalating rent provisions on a straight-line basis over the lease term.

Skout, Inc. and Subsidiary
Notes to Consolidated Financial Statements December 31, 2015 and 2014

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to FASB ASC 740, Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense and benefit represents the change during the period in the deferred tax assets and liabilities. The components of the deferred tax assets and liabilities are individually classified as current or non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company follows accounting requirements associated with uncertainty in income taxes using the provisions of FASB ASC 740. Using that guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more likely than not that the positions will be sustained upon examination by the taxing authorities. FASB ASC 740 also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Product Development and Content Costs

Product development and content costs, including costs incurred in the classification and organization of listings within the Company’s website, salaries, benefits, and support for our offsite technology infrastructure, bandwidth and content delivery fees, and development and maintenance costs, are charged to expense as incurred.

Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred and were $11,520,018 and $8,977,059 for the years ended December 31, 2015 and 2014, respectively.

Stock-Based Compensation

The fair value of share-based payments are estimated on the grant date using the Black-Scholes option pricing model, based on weighted average assumptions. Expected volatility is based on historical volatility of the common stock of public companies that are similar to the Company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. Compensation expense is recognized on a straight-line basis over the requisite service period of the award.

Comprehensive Loss

Comprehensive loss consists of foreign currency translation adjustments which are added to net loss to compute total comprehensive loss.

Skout, Inc. and Subsidiary
Notes to Consolidated Financial Statements December 31, 2015 and 2014

Recently Issued Accounting Standards

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 provides a single comprehensive revenue recognition framework and supersedes existing revenue recognition guidance. Included in the new principles-based revenue recognition model are changes to the basis for deciding on the timing for revenue recognition. In addition, the standard expands and improves revenue disclosures. FASB subsequently issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, in August 2015 which defers the effective date of ASU 2014-09. After the deferral, ASU 2014-09 is effective to the Company retroactively for annual or interim reporting periods beginning after December 15, 2019, with early adoption permitted for reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact of adopting ASU 2014-09.

In June 2014, the FASB issued ASU No. 2014-12, Compensation-Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period ("ASU 2014-12"). ASU 2014-12 is effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company is currently evaluating the impact of adopting ASU 2014-12.

In August 2014, FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), which provides guidance about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures. The adoption of ASU 2014-15 is effective for annual and interim periods ending after December 15, 2016, and thereafter. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2014-15, but does not expect adoption to have a material effect on its consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17), which will require entities to present all deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”) as non-current on the consolidated balance sheet. This guidance is effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted, and entities may choose whether to adopt this update prospectively or retrospectively. The Company expects that the adoption of ASU 2014-12 will not have a material impact on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), (“ASU 2016-02). The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of adopting ASU 2016-02.

Skout, Inc. and Subsidiary
Notes to Consolidated Financial Statements December 31, 2015 and 2014

Subsequent Events

On June 27, 2016, the Company executed a definitive agreement to sell the Company to MeetMe, Inc.

The Company has evaluated subsequent events through June 29, 2016, the date on which the consolidated financial statements were available to be issued.

2.	Property and Equipment

Property and equipment consist of the following at December 31:

	2015	2014

Servers and computer equipment	$1,541,497	$1,692,741
Office furniture and equipment	400,986	404,889
Leasehold improvements	242,753	234,973

	2,185,236	2,332,603

Less accumulated depreciation/amortization	(1,431,283)	(1,083,049)

Property and equipment, net	$753,953	$1,249,554

Property and equipment depreciation and amortization expense was $502,977 and $506,250 for the years ended December 31, 2015 and 2014, respectively.

3.	Commitments and Contingencies

Operating Leases

The Company leases facilities in the U.S. and Chile under noncancelable operating leases that expire through September 2017. Total rent expense for the years ended December 31, 2015 and 2014 was $831,564 and $830,809, respectively.

The future minimum lease payments for the years subsequent to December 31, 2015 are as follows:

Years ending December 31:

2016	$828,777
2017	618,938

Skout, Inc. and Subsidiary
Notes to Consolidated Financial Statements December 31, 2015 and 2014

Litigation

From time to time, the Company is party to certain legal proceedings that arise in the ordinary course and are incidental to its business. The Company’s business is operated online, which is subject to extensive regulation by federal and state governments.

There are no pending or threatened litigation or claims that will ultimately have a material effect on the Company’s consolidated financial position, liquidity or results of operations in any future reporting periods.

4.	Stockholders’ Equity

Preferred Stock

The Company has the following series of convertible preferred stock authorized, issued and outstanding at December 31, 2015 and 2014.

Preferred Series 1     1,666,662 shares

Preferred Series 2     2,566,154 shares

Preferred Series A     9,542,785 shares

All preferred shares have equal voting rights with the holders of the Company’s common shares on a per share basis. Preferred shareholders are entitled to participate fully in any dividends declared by the Company’s Board of Directors, and receive preference in any such dividends declared. The shares carry no rights to dividends other than those declared by the Board of Directors. In the event of a liquidation event, as defined, the holders of the preferred shares have the right to convert their shares into common stock at an amount per share equal to the sum of the applicable original issue price plus declared but unpaid dividends on each share. The original issue price was $0.60 per share for Series 1, $1.3946 per share for Series 2 and $2.384 per share for Series A. There are no declared or unpaid dividends on any series of preferred shares at December 31, 2015 or 2014.

The preferred shares are not redeemable at the option of the holder; however, the holders of preferred shares have the right at any time after the date of issuance to convert their preferred shares into such number of fully paid and nonassessable shares of common stock as determined by dividing the applicable original issue price for each series by the applicable conversion price, as defined, for each series. Each preferred share shall automatically be converted into shares of common stock at the conversion rate upon the earlier of (i) the closing of a qualified public offering of the Company’s common stock for an aggregate price which is in excess of $50,000,000 or (ii) the date, or occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of preferred stock voting together as a single class and not as separate series, and on an as-converted basis. The conversion price for each series of preferred stock shall be the original purchase price applicable to each series subject to certain anti-dilution adjustments as defined.

Skout, Inc. and Subsidiary
Notes to Consolidated Financial Statements December 31, 2015 and 2014

Stockholders’ Loans Receivable

During 2011 and 2012, the Company made three loans each to the two founding stockholders. The loans bear interest at rates from 0.93% to 1.59%, are due between February 2016 and November 2017 and are secured by 8,433,247 shares of common stock owned by the two stockholders. The loans that were due in February 2016 have been informally extended. The outstanding balance, including accrued interest, of two of the loans was $2,901,026 and $2,871,165 at December 31, 2015 and 2014, respectively. These two loans are recorded as a component of stockholders’ equity. The outstanding balance, including accrued interest, of the third loan was $196,920 and $193,838 at December 31, 2015 and 2014, respectively, and is not recorded in the consolidated balance sheet as the loan was issued in connection with the exercise of stock options. The corresponding 2,280,000 shares securing the third loan are not recorded as issued or outstanding.

Stock-Based Compensation

During 2015, and 2014, the Company used the simplified method to determine the expected option term since the Company's stock option exercise experience does not provide a reasonable basis upon which to estimate the expected option term.

As of December 31, 2015, there was approximately $340,000 of total unrecognized compensation cost relating to stock options, which is expected to be recognized over a period of approximately four years.

Stock Option Plans

2011 Stock Plan

The Company’s 2011 Stock Plan (the “2011” Plan”) provides for the award of shares and for the grant of incentive stock options and nonstatutory stock options for the issuance of up to 4,858,101 shares of common stock with a maximum contractual term of ten years. As of December 31, 2015, there were 2,549,457 shares of common stock available for grant. A summary of stock option activity under the 2011 Plan during the year ended December 31, 2015 is as follows:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life

Options
Outstanding at December 31, 2014	2,493,122	$0.73
Granted	242,731	$0.96
Exercised	(39,398)	$0.76
Forfeited or expired	(495,000)	$0.82

Outstanding at December 31, 2015	2,201,455	$0.72	7.4 years

Exercisable at December 31, 2015	1,220,520	$0.64	7.0 years

Skout, Inc. and Subsidiary
Notes to Consolidated Financial Statements December 31, 2015 and 2014

The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the year ended December 31, 2015 and 2014:

	2015	2014

Risk-free interest rate	2.14%	2.18%
Expected term (in years)	7	7
Expected dividend yield	0%	0%
Expected volatility	48%	49%

The weighted average grant date fair value of options issued during the years ended December 31, 2015 and 2014 was $0.96 and $0.84, respectively. The total intrinsic value of options exercised during the years ended December 31, 2015 and 2014 was $3,940 and $29,616, respectively.

2008 Equity Incentive Plan

The Company’s 2008 Equity Incentive Plan (the “2008 Plan”) provided for the grant of incentive stock options and nonstatutory stock options for the issuance of up to 4,191,198 shares of common stock with a maximum contractual term of ten years. As of December 31, 2015, there were 17,917 shares of common stock available for grant.

There were 783,627 options outstanding and exercisable at December 31, 2015 and 2014 with a weighted average exercise price of $0.17. There was no activity in this plan in 2015 and the outstanding/exercisable options at December 31, 2015 had a weighted average remaining contractual life of 4.2 years.

Non-Plan Options

The Board of Directors approved the issuance of stock options and stock grants outside of the 2008 and 2011 Plans.

There were 25,000 options outstanding and exercisable at December 31, 2015 and 2014 with a weighted average exercise price of $0.67. There was no activity related to non-plan options in 2015 and the outstanding/exercisable options at December 31, 2015 had a weighted average remaining contractual life of two years.

Total compensation expense recognized for all plans for the years ended December 31, 2015 and 2014 was $228,015 and $221,872, respectively, and the total fair value of options vested for all plans during the years ended December 31, 2015 and 2014 was $409,408 and $398,377, respectively.

Skout, Inc. and Subsidiary
Notes to Consolidated Financial Statements December 31, 2015 and 2014

5.	Income Taxes

Income tax expense consists of the following for the years ended December 31:

	2015	2014

Foreign:
Current	$4,649	$25,666
Deferred	(19,369)	(6,222)

Total income tax expense	$(14,720)	$19,444

Income tax expense differs from the amount that would result from applying statutory tax rates to loss before income taxes due to permanent differences between financial statement reporting and income tax reporting and the change in valuation allowance.

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The significant components of the Company's net deferred tax asset are comprised of the following:

	2015	2014

Net operating loss carryforwards	$7,195,616	$6,762,957
Research and development credits	531,846	389,276
Stock options	229,628	152,115
Accruals and allowances	79,667	64,457
Other	76,708	44,712
Foreign deferred tax assets	24,786	8,080
Tax method reporting change from cash to accrual basis	(537,095)	(805,643)
Property and equipment	(135,642)	(234,296)

Total deferred tax assets, net	7,465,514	6,381,658

Valuation allowance	(7,440,728)	(6,373,578)

Net deferred tax asset	$24,786	$8,080

The Company has evaluated the positive and negative evidence bearing upon the realizability of its net deferred tax assets. Based on the Company's history of operating losses, the Company has concluded that, except for its foreign deferred tax asset, it is more likely than not that the benefit of its net deferred tax assets will not be realized. Accordingly, the Company has provided a full valuation allowance for deferred tax assets in the United States (“U.S.”) as of December 31, 2015 and 2014. The valuation allowance increased in 2015 by $1,067,150 from 2014.

As of December 31, 2015, the Company had U.S. federal net operating loss carryforwards and research and development credits of approximately $18,000,000 and $532,000, respectively, which may be available to offset future income tax liabilities and expire at various dates through 2035.

Skout, Inc. and Subsidiary
Notes to Consolidated Financial Statements December 31, 2015 and 2014

Prior to 2014, the Company filed its U.S federal income tax returns on the cash basis of accounting. Due to reaching a defined cash receipts threshold in 2014, the Company is required to file its federal income tax return on the accrual basis of accounting. This change in method resulted in a tax liability which will either reduce available net operating loss carryforwards over a four year period or be paid in cash if net operating loss carryforwards are fully utilized during the four year period.

As of December 31, 2015, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements. Additionally, the Company had no interest or penalties related to income taxes. The Company's policy is to account for interest as a component of interest expense and penalties as a component of other expense.

The Company files income tax returns in the U.S., the state of California and Chile. The federal and state income tax returns are generally subject to tax examinations for the tax years 2011 and thereafter.

6.	Retirement Plan

The Company has a 401(k) plan for all eligible employees. Employees may contribute up to the maximum current amount allowable by Federal law. The Company may make discretionary contributions to the Plan. The Company did not make any discretionary contributions for the years ended December 31, 2015 or 2014.